UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 27, 2018

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

U.S. Dollar Notes Offering

On March 1, 2018, Becton, Dickinson and Company (the “Company” or “BD”) issued $1,000,000,000 aggregate principal amount of Floating Rate Notes due December 29, 2020 (the “Notes”) in an underwritten public offering pursuant to the indenture, dated March 1, 1997, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

The Company may, at its option, redeem the Notes, in whole or in part, from time to time, on the first business day after the date that is one year following the date of issuance of the Notes or at any time or from time to time thereafter at a price equal to 100% of the aggregate principal amount of Notes being redeemed, plus accrued and unpaid interest to the redemption date.

Upon the occurrence of a Change of Control Triggering Event (as defined in the Notes), each holder of outstanding Notes will have the right to require the Company to purchase all or a portion of that holder’s Notes (in integral multiples of $1,000) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of such Notes on the relevant record date to receive interest due on the relevant interest payment date, unless the Company has earlier exercised its right to redeem the Notes as described above.

Each of the following constitutes an event of default under the Indenture with respect to the Notes: (1) failure to pay any installment of interest on the Notes when due and payable, continued for 30 days; (2) failure to pay the principal when due of the Notes, whether at stated maturity or otherwise; (3) failure to observe or perform any other covenants, conditions or agreements of the Company with respect to the Notes for 60 days after the Company receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization. If an event of default occurs, the principal amount of the Notes may be accelerated pursuant to the Indenture.

The Indenture includes requirements that must be met if the Company consolidates or merges with, or sells all or substantially all of the Company’s assets to, another entity. The Indenture also contains certain restrictive covenants, including a limitation on liens and a restriction on sale and leasebacks.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is incorporated by reference from Exhibit 4(a) to the Company’s Current Report on Form 8-K filed on July 31, 1997, and the Notes, a form of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

U.S. Dollar Notes Offering

On February 27, 2018, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”) in connection with the offer and sale by the Company to the Underwriters of the Notes described in Item 2.03 above.

The Company expects to use the net proceeds from the offering of the Notes, together with the net proceeds of the Company’s previously announced offering of additional 0.368% Notes due 2019 that was consummated on February 22, 2018, to repay $1.366 billion principal amount outstanding under its three-year term loan facility incurred in connection with financing the acquisition of C. R. Bard, Inc. and its revolving credit facility and to pay accrued interest, related premiums, fees and expenses in connection therewith.

The foregoing description of the Underwriting Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement, dated February 27, 2018, by and among Becton, Dickinson and Company, Barclays Capital Inc. and Wells Fargo Securities, LLC.

4.1	Form of Floating Rate Note due December 29, 2020.

5.1	Opinion of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company (included as part of Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 27, 2018, by and among Becton, Dickinson and Company, Barclays Capital Inc. and Wells Fargo Securities, LLC.

4.1	Form of Floating Rate Note due December 29, 2020.

5.1	Opinion of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company (included as part of Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President, Corporate Secretary and Associate General Counsel

Date: March 1, 2018